EXHIBIT 21

FIRSTENERGY CORP.

LIST OF SUBSIDIARIES OF THE REGISTRANT
AT DECEMBER 31, 2005

Ohio Edison Company – Incorporated in Ohio

The Cleveland Electric Illuminating Company – Incorporated in Ohio

The Toledo Edison Company – Incorporated in Ohio

Centerior Service Company – Incorporated in Ohio

FirstEnergy Properties Company – Incorporated in Ohio

FirstEnergy Ventures Corp. – Incorporated in Ohio

FirstEnergy Facilities Services Group, LLC – Incorporated in Ohio

FirstEnergy Securities Transfer Company – Incorporated in Ohio

FirstEnergy Service Company – Incorporated in Ohio

FirstEnergy Solutions Corp. – Incorporated in Ohio

MARBEL Energy Corporation – Incorporated in Ohio

FirstEnergy Nuclear Operating Company – Incorporated in Ohio

FE Acquisition Corp. – Incorporated in Ohio

American Transmission Systems, Inc. – Incorporated in Ohio

FELHC, Inc. – Incorporated in Ohio

Jersey Central Power & Light Company – Incorporated in New Jersey

Metropolitan Edison Company – Incorporated in Pennsylvania

Pennsylvania Electric Company – Incorporated in Pennsylvania

GPU Capital, Inc. – Incorporated in Delaware

GPU Diversified Holdings, LLC – Incorporated in Delaware

GPU Nuclear, Inc. – Incorporated in New Jersey

GPU Power, Inc. – Incorporated in Delaware

FirstEnergy Telecom Services, Inc. – Incorporated in Delaware

MYR Group, Inc. – Incorporated in Delaware

FirstEnergy Foundation – Incorporated in Ohio

FirstEnergy Nuclear Generation Corp. – Incorporated in Ohio

Exhibit Number 21, List of Subsidiaries of the Registrant at December 31, 2005, is not included in the printed document.